EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                         PRESS RELEASE

                                  CONTACT: Dollar General Corporation
                                           100 Mission Ridge
                                           Goodlettsville, Tennessee 37072
                                           Investor Contact:  Kiley Fleming
                                           (615) 855-4000

                 Dollar General Corporation Announces Pricing of
                         $200 Million Private Placement

GOODLETTSVILLE, TENNESSEE -- June 20, 2000 -- Dollar General Corporation (NYSE:
DG) announced today that it privately placed $200 million of 8 5/8% notes due 2010, with an original issue price of 99.784%.

Closing on the private placement is expected to occur on or about June 21, 2000. The proceeds from the sale of the notes will be used to repay outstanding short-term debt and for general corporate purposes.

The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Dollar General operates more than 4,510 neighborhood stores in 24 states with distribution centers in Georgia, Kentucky, Mississippi, Oklahoma and Virginia.